Exhibit 99.1

News Release

For Immediate Release	Contact:	978-619-1300
Wednesday February 19, 2020		Michael T. Prior
Chairman and
Chief Executive Officer

Justin D. Benincasa
Chief Financial Officer

ATN Reports

Fourth Quarter and Full Year 2019 Results

•	Continued growth in domestic and international telecom drives improved underlying operating results

•	Telecom businesses well positioned to continue to deliver strong financial performance in 2020

Beverly, MA (February 19, 2020) -- ATN International, Inc. (Nasdaq: ATNI) today reported results for the fourth quarter and full year ended December 31, 2019.

Business Review and Outlook

“Fourth quarter operating results in our telecom segments improved considerably in most respects from last year’s levels,” said Michael Prior, ATN’s Chief Executive Officer. “Consolidated telecom revenues in the fourth quarter increased at a high single-digit rate, driving higher growth in Adjusted EBITDA1.

“Positive fourth quarter comparisons in our International Telecom segment were broad-based, reflective of growth in our broadband services across our markets and the continued recovery of our US Virgin Islands operations, following the 2017 hurricanes. Our scale and investments in expanded fiber coverage and capacity, combined with the improved economic conditions in several of our markets, have put us in a strong position to deliver the data services that are in high demand.

“US Telecom operations generated double-digit revenue growth for the quarter due to increased wholesale wireless revenue as part of the FirstNet transaction and our work on the Connect America Fund Phase II (CAF II). This revenue boost and related operating income expansion more than offset additional costs related to our early-stage domestic telecom ventures.

“Fourth quarter net income included $5.8 million of charges tied to a revision to the carrying value of our solar operations in India given changing market conditions and delays in execution on certain pipeline assets. We are pleased with recent customer acquisition activities in this market and continue to evaluate potential partnering alternatives to execute on the solar energy platform that we have built in India.

“Looking ahead, we believe we have entered 2020 with our core telecom businesses well positioned, and we expect them to continue to increase segment revenue and Adjusted EBITDA1 for the year. Our International Telecom segment has a broadening revenue base, with the potential to participate in macro-economic growth in multiple markets while at the same time increasing share and driving operating efficiencies. Our US Telecom segment has made great strides towards strengthening its wholesale revenue pipeline, with potential upside coming from our ability to expand our enterprise and retail offerings. Also, while still early in the development phase, we believe our Geoverse subsidiary is well positioned to play a major role in the promising “private LTE” market. Geoverse has developed a strong platform and technical solution and is pursuing growth both through turnkey in-building deployments and working with strategic partners who are interested in utilizing Geoverse’s network solution.”

Fourth Quarter and Full Year 2019 Financial Results

Fourth quarter 2019 consolidated revenues of $112.1 million were up 4% compared to last year’s reported revenues of $107.8 million. An operating loss for the fourth quarter of 2019 of $1.7 million included $5.8 million of goodwill impairment charges and losses on disposed assets. This compares with the prior year operating income of $10.3 million, which included the $10.9 million gain mostly from the sale of the Company’s U.S. solar portfolio. Adjusted EBITDA1 was $28.5 million, an increase of 22% compared to $23.4 million in the prior year period and up 39% adjusting for the sale of U.S. solar assets included in Q4 2018. Net loss attributable to ATN’s stockholders for the fourth quarter was $9.8 million, or $0.61 per share, and included approximately $3.0 million of foreign currency losses from several of our markets. The prior year period’s net income was $1.1 million, or $0.07 per diluted share.

Revenues for the full year 2019 were $438.7 million, 3% below the $451.2 million reported for the full year 2018. Operating income for the full year 2019 was $13.4 million including $6.1 million of goodwill impairment charges and losses on disposed assets. In 2018, operating income was $61.0 million, which included $26.4 million in net gains on the sales of certain wholesale wireless assets in the U.S. and the Company’s U.S. solar portfolio. Adjusted EBITDA1 for the full year 2019 was $108.9 million, a decrease of 12% from the prior year. Net loss attributable to ATN stockholders for the full year 2019 was $10.8 million, or $0.68 per share, compared with the prior year’s net income of $19.8 million or $1.24 per diluted share.

______________________________________________________________________

1 See Table 5 for reconciliation of Net Income to Adjusted EBITDA.

Fourth Quarter 2019 Operating Highlights

The Company has three reportable segments: (i) US Telecom; (ii) International Telecom; and (iii) Renewable Energy.

Segment Results (in Thousands)

	Three Months Ended December 31, 2019
	US Telecom	International Telecom	Renewable Energy	Corporate and Other	Total
Revenue	$27,849	$83,079	$1,158	$-	$112,086
Operating Income (Loss)	$2,137	$11,119	$(6,492)	$(8,503)	$(1,739)
Adjusted EBITDA[1]	$8,349	$26,598	$146	$(6,625)	$28,468

Year Ended December 31, 2019
Capital Expenditures	$17,490	$42,029	$6,448	$6,758	$72,725

	Three Months Ended December 31, 2018
	US Telecom	International Telecom	Renewable Energy	Corporate and Other	Total
Revenue	$24,888	$78,033	$4,885	$-	$107,806
Operating Income (Loss)	$973	$7,572	$9,753	$(7,980)	$10,318
Adjusted EBITDA[1]	$6,467	$20,645	$2,948	$(6,704)	$23,356

Year Ended December 31, 2018
Capital Expenditures	$13,389	$160,013	$4,515	$8,004	$185,921

International Telecom

International Telecom consists of a broad range of information and communications services including wireline and wireless data, internet, voice and video service revenues from our operations in Bermuda and the Caribbean. International Telecom revenues increased 6% year-on-year mainly due to a strong increase in broadband revenues in most of our markets, including the U.S. Virgin Islands, where the market and our operations continue to recover and grow following the 2017 hurricanes. International Telecom operating income increased 47% to $11.1 million from the prior year’s quarter and Adjusted EBITDA1 increased 29% to $26.6 million from the prior year’s quarter as a result of the higher broadband revenues in multiple markets, the post-storm recovery in the U.S. Virgin Islands and improved operating margins in multiple markets.

US Telecom

US Telecom revenues consist mainly of wireless revenues from our voice and data wholesale wireless operations and our smaller retail operations in the Southwestern United States, as well as enterprise and wholesale wireline revenues. US Telecom segment revenues increased by 12% primarily due to the CAF II federal support revenues, which began earlier in 2019 and increased wholesale revenues as part of the FirstNet transaction. Work has commenced and we expect construction revenues under the network build portion of the FirstNet agreement to begin in mid-2020 and continue through mid-2021. As revenues from the build will be largely offset by construction costs, we do not expect a material impact on operating income or Adjusted EBITDA1. Operating income increased to $2.1 million from the prior year’s quarter and Adjusted EBITDA1 for this segment increased by 29% to $8.3 million. This was due to the impact of the CAF II and FirstNet revenues and was offset partially by additional operating costs related to our early stage business investments.

Renewable Energy

Renewable Energy segment revenues are principally the result of the generation and sale of energy from our commercial solar projects in India. In the fourth quarter of 2018, ATN completed the sale of its portfolio of solar projects in the United States. As a result, fourth quarter 2019 revenues were $1.2 million, compared to $4.9 million in the prior year quarter and Adjusted EBITDA1 amounted to $0.1 million, compared to $2.9 million in the fourth quarter of 2018. We finished 2019 with 52 MWs of revenue generating solar facilities compared to 49 MWs at the end of 2018 and have several activities underway to continue expanding that in 2020. The current year’s operating loss was $6.4 million and includes the impact of $5.8 million of impaired goodwill and asset dispositions. This compares to the prior year’s operating income of $9.8 million which included the $12.4 million gain on the sale of the U.S. solar portfolio.

Balance Sheet and Cash Flow Highlights

Total cash, cash equivalents and restricted cash at December 31, 2019 was $162.4 million. Additionally, the Company ended the fourth quarter with $0.4 million in short-term investments. Net cash provided by operating activities was $87.9 million for the year ended 2019, compared with $115.9 million for the prior year. The decrease in operating cash flow compared with the prior year is mostly the result of changes in net working capital activity, primarily income tax payments of $26.9 million made in 2019 and the related decrease in accrued taxes as a result of the 2018 gain on the sale of the U.S. solar portfolio. For the year ended 2019, the Company used net cash of $118.2 million for investing and financing activities compared to $142.5 million for 2018. In 2019, this included $72.7 million in capital expenditures, $10.9 million of dividends on common stock and $25.4 million for minority investments. Over the past three years the company has made minority investments totaling approximately $32.3 million in four companies, in addition to serving as the primary funding partner in three early stage controlled subsidiaries. Management expects full year 2020 capital expenditures in International Telecom to be approximately $45.0 - $50.0 million. In the US Telecom segment, we expect capital expenditures to be approximately $35.0 - $40.0 million, including $20.0 million on towers and backhaul to support the FirstNet contract. In the Renewable Energy segment, we expect $2.0 - $4.0 million of project costs in 2020 related to building additional capacity.

Conference Call Information

ATN will host a conference call on Thursday, February 20, 2020 at 9:30 a.m. Eastern Time (ET) to discuss its fourth quarter and year end 2019 results and business outlook. The call will be hosted by Michael Prior, Chairman and Chief Executive Officer, and Justin Benincasa, Chief Financial Officer. The dial-in numbers are US/Canada: (877) 734-4582 and International: (678) 905-9376, conference ID 4758768. A replay of the call will be available at ir.atni.com beginning at 1:00 p.m. (ET) on February 20, 2020.

About ATN

ATN International, Inc. (Nasdaq: ATNI), headquartered in Beverly, Massachusetts, invests in and operates communications, energy and technology businesses in the United States and internationally, including the Caribbean region and Asia-Pacific, with a particular focus on markets with a need for significant infrastructure investments and improvements. Our operating subsidiaries today primarily provide: (i) advanced wireless and wireline connectivity to residential and business customers, including a range of mobile wireless solutions, high speed internet services, video services and local exchange services, (ii) distributed solar electric power to corporate and government customers and (iii) wholesale communications infrastructure services such as terrestrial and submarine fiber optic transport, communications tower facilities, managed mobile networks, and in-building systems. For more information, please visit www.atni.com.

Cautionary Language Concerning Forward Looking Statements

This press release contains forward-looking statements relating to, among other matters, our future financial performance and results of operations including revenue and Adjusted EBITDA expectations and capital expenditures for 2020; the competitive environment in our key markets, demand for our services and industry trends; the impact of the CAF II federal support revenues and the FirstNet transaction; our growth opportunities; our expectations for macro-economic growth in certain of our markets; and management’s plans and strategy for the future. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results.  Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others, (1) the general performance of our operations, including operating margins, revenues, capital expenditures, and the future growth and retention of our major customers and subscriber base and consumer demand for solar power; (2) our ability to maintain favorable roaming arrangements, receive roaming traffic and satisfy the needs and demands of our major wireless customers; (3) our ability to efficiently and cost-effectively upgrade our networks and IT platforms to address  rapid and significant technological changes in the telecommunications industry; (4) government regulation of our businesses, which may impact our FCC and other telecommunications licenses or our renewables businesses; (5) our reliance on a limited number of key suppliers and vendors for timely supply of equipment and services relating to our network infrastructure; (6) economic, political and other risks and opportunities facing our operations; (7) the loss of or an inability to recruit skilled personnel in our various jurisdictions, including key members of management; (8) our ability to expand and obtain funding for our renewable energy business; (9) our ability to find investment or acquisition or disposition opportunities that fit the strategic goals of the Company; (10) the occurrence of weather events and natural catastrophes; (11) increased competition; (12) the adequacy and expansion capabilities of our network capacity and customer service system to support our customer growth; (13) our continued access to capital and credit markets; and (14) the risk of currency fluctuation for those markets in which we operate. These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 8, 2019 and the other reports we file from time to time with the SEC. The Company undertakes no obligation and has no intention to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors that may affect such forward-looking statements, except as required by law.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains non-GAAP financial measures. Specifically, ATN has included Adjusted EBITDA in this release and in the tables included herein.

Adjusted EBITDA is defined as net income attributable to ATN stockholders before (gain) loss on disposition of long-lived assets, restructuring charges, interest, taxes, depreciation and amortization, transaction-related charges, other income or expense, loss on damaged assets and other hurricane charges, net of insurance recovery and net income attributable to non-controlling interests.

The Company believes that the inclusion of this non-GAAP financial measure helps investors gain a meaningful understanding of the Company's core operating results and enhances the usefulness of comparing such performance with prior periods. ATN’s management uses this non-GAAP measure, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measure included in this press release is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of this non-GAAP financial measure used in this press release to the most directly comparable GAAP financial measure are set forth in the text of, and the accompanying tables to, this press release. While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Table 1

ATN International, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in Thousands)

	December 31,	December 31,
	2019	2018
Assets:
Cash and cash equivalents	$161,287	$191,836
Restricted cash	1,071	1,071
Short-term investments	416	393
Other current assets	65,949	82,465

Total current assets	228,723	275,765

Property, plant and equipment, net	605,581	626,852
Operating lease right-of-use assets	68,763	-
Goodwill and other intangible assets, net	161,818	166,979
Other assets	65,110	37,708

Total assets	$1,129,995	$1,107,304

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$3,750	$4,688
Taxes payable	8,517	31,795
Current portion of operating lease liabilities	11,406	-
Other current liabilities	95,996	104,167

Total current liabilities	119,669	140,650

Long-term debt, net of current portion	$82,676	$86,294
Deferred income taxes	7,949	10,276
Operating lease liabilities	56,164	-
Other long-term liabilities	57,454	46,760

Total liabilities	323,912	283,980

Total ATN International, Inc.’s stockholders’ equity	676,122	695,387
Non-controlling interests	129,961	127,937

Total equity	806,083	823,324

Total liabilities and stockholders’ equity	$1,129,995	$1,107,304

Table 2

ATN International, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in Thousands, Except per Share Data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues:
Wireless	$49,782	$45,778	$193,488	$198,824
Wireline	61,146	57,143	239,700	230,225
Renewable energy	1,158	4,885	5,534	22,158
Total revenue	112,086	107,806	438,722	451,207

Operating expenses:
Termination and access fees	29,503	30,441	112,943	114,478
Engineering and operations	19,415	18,292	77,649	73,031
Sales, marketing and customer service	9,682	9,238	38,730	35,207
General and administrative	25,018	26,479	100,534	104,267
Transaction-related charges	155	2,000	244	2,642
Restructuring charges	-	752	-	515
Depreciation and amortization	24,255	21,117	89,125	85,719
(Gain) loss on disposition of assets	2,518	(10,916)	2,841	(26,425)
Impairment of goodwill	3,279	-	3,279	-
Loss on damaged assets and other hurricane related charges	-	85	-	750
Total operating expenses	113,825	97,488	425,345	390,184

Operating income (loss)	(1,739)	10,318	13,377	61,023

Other income (expense):
Interest expense, net	(764)	(823)	(2,747)	(6,162)
Other income (expense)	(1,803)	1,841	(4,558)	(1,119)
Other income (expense), net	(2,567)	1,018	(7,305)	(7,281)

Income before income taxes	(4,306)	11,336	6,072	53,742
Income tax expense	1,331	5,851	4,105	18,870

Net Income (Loss)	(5,637)	5,485	1,967	34,872

Net income attributable to non-controlling interests, net	(4,116)	(4,352)	(12,773)	(15,057)

Net income (loss) attributable to ATN International, Inc. stockholders	$(9,753)	$1,133	$(10,806)	$19,815

Net income (loss) per weighted average share attributable to ATN International, Inc. stockholders:

Basic Net Income (Loss)	$(0.61)	$0.07	$(0.68)	$1.24

Diluted Net Income (Loss)	$(0.61)	$0.07	$(0.68)	$1.24

Weighted average common shares outstanding:
Basic	16,000	15,981	15,983	15,988
Diluted	16,000	16,025	15,983	16,042

Table 3

ATN International, Inc.

Unaudited Condensed Consolidated Cash Flow Statement

(in Thousands)

	Year Ended December 31,
	2019	2018
Net income	$1,967	$34,872
Depreciation and amortization	89,125	85,719
Provision for doubtful accounts	5,816	5,134
(Gain) Loss on disposition of assets	2,841	(26,425)
Stock-based compensation	6,384	6,420
Deferred income taxes	(2,192)	(23,242)
Loss on equity investments	4,724	-
Impairment of goodwill	3,279	-
Unrealized loss on foreign currency	362	1,342
Change in prepaid and accrued income taxes	(14,472)	32,236
Change in other operating assets and liabilities	(10,431)	(1,262)
Other non-cash activity	500	1,071

Net cash provided by operating activities	87,903	115,865

Capital expenditures	(72,602)	(105,769)
Hurricane rebuild capital expenditures	(123)	(80,152)
Hurricane insurance proceeds	-	34,606
Purchases of strategic investments	(25,362)	(3,000)
Proceeds from sale of short-term investments	8,141	6,564
Purchase of short-term investments	(8,028)	(138)
Proceeds from sale of assets	-	6,900
Sale of business, net of transferred cash of $0 and $11.5 million, respectively	6,572	48,270
Government grants	3,140	5,400

Net cash used in investing activities	(88,262)	(87,319)

Dividends paid on common stock	(10,880)	(10,866)
Distributions to non-controlling interests	(7,161)	(18,780)
Principal repayments of term loan	(4,700)	(9,795)
Payment of debt issuance costs	(1,340)	-
Stock-based compensation share repurchases	(1,649)	(4,622)
Purchases of common stock - share buyback	(162)	(1,576)
Repurchases of non-controlling interests	(4,504)	(9,663)
Investments made by minority shareholders	488	-
Other	-	72

Net cash used in financing activities	(29,908)	(55,230)

Effect of foreign currency exchange rates on total cash, cash equivalents and restricted cash	(282)	(299)

Net change in total cash, cash equivalents and restricted cash	(30,549)	(26,983)

Total cash, cash equivalents and restricted cash, beginning of period	192,907	219,890

Total cash, cash equivalents and restricted cash, end of period	$162,358	$192,907

9

Table 4

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the three months ended December 31, 2019 is as follows:

	US Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Wireless	$27,172	$22,610	$-	$-	$49,782
Wireline	677	60,469	-	-	61,146
Renewable Energy	-	-	1,158	-	1,158
Total Revenue	$27,849	$83,079	$1,158	$-	$112,086

Operating Income (Loss)	$2,137	$11,119	$(6,492)	$(8,503)	$(1,739)
Stock-based compensation	$-	$100	$87	$1,316	$1,503
Non-controlling interest ( net income or (loss) )	$(1,186)	$(2,924)	$(6)	$-	$(4,116)

Non GAAP measure:
Adjusted EBITDA (1)	$8,349	$26,598	$146	$(6,625)	$28,468

Balance Sheet Data (at December 31, 2019):
Cash, cash equivalents and investments	$38,240	$43,125	$25,054	$55,284	161,703
Total current assets	54,207	91,497	27,534	55,485	228,723
Fixed assets, net	69,184	466,523	48,421	21,453	605,581
Total assets	222,356	647,228	76,723	183,688	1,129,995
Total current liabilities	24,905	77,644	2,745	14,375	119,669
Total debt	-	86,426	-	-	86,426

*Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the three months ended December 31, 2018 is as follows:

	US Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Wireless	$23,110	$22,668	$-	$-	$45,778
Wireline	1,778	55,365	-	-	57,143
Renewable Energy	-	-	4,885	-	4,885
Total Revenue	$24,888	$78,033	$4,885	$-	$107,806

Operating Income (Loss)	$973	$7,572	$9,753	$(7,980)	$10,318
Stock-based compensation	-	19	19	1,310	1,348
Non-controlling interest ( net income or (loss) )	$(414)	$(2,544)	$(1,394)	$-	$(4,352)

Non GAAP measure:
Adjusted EBITDA (1)	$6,467	$20,645	$2,948	$(6,704)	$23,356

10

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)
For the year ended December 31, 2019 is as follows:

	US Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Wireless	$105,434	$88,054	$-	$-	$193,488
Wireline	3,214	236,486	-	-	239,700
Renewable Energy	-	-	5,534	-	5,534
Total Revenue	$108,648	$324,540	$5,534	$-	$438,722

Operating Income (Loss)	$8,064	$46,921	$(7,243)	$(34,365)	$13,377
Stock-based compensation	$-	405	87	5,892	$6,384
Non-controlling interest ( net income or (loss) )	$(3,050)	$(9,734)	$11	$-	$(12,773)

Non GAAP measure:
Adjusted EBITDA (1)	$31,359	$103,095	$1,838	$(27,426)	$108,866

Statement of Cash Flows Data:
Capital expenditures	$17,490	$42,029	$6,448	$6,758	$72,725

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)
For the year ended December 31, 2018 is as follows:

	US Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Wireless	$108,878	$89,946	$-	$-	$198,824
Wireline	6,602	223,623	-	-	230,225
Renewable Energy	-	-	22,158	-	22,158
Total Revenue	$115,480	$313,569	$22,158	$-	$451,207

Operating Income (Loss)	$36,813	$45,022	$13,440	$(34,252)	$61,023
Stock-based compensation	-	88	105	6,227	6,420
Non-controlling interest ( net income or (loss) )	$(3,183)	$(9,753)	$(2,121)	$-	$(15,057)

Non GAAP measure:
Adjusted EBITDA (1)	$44,676	$94,463	$13,638	$(28,554)	$124,223

Statement of Cash Flows Data:
Capital expenditures	$13,389	$160,013	$4,515	$8,004	$185,921

11

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)
at December 31, 2018

	US Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total
Balance Sheet Data (at December 31, 2018):
Cash, cash equivalents and investments	$19,118	$32,390	$62,678	$78,043	$192,229
Total current assets	36,801	75,304	80,553	83,107	275,765
Fixed assets, net	78,102	482,770	45,599	20,381	626,852
Total assets	172,634	622,454	130,427	181,789	1,107,304
Total current liabilities	15,783	82,575	3,465	38,827	140,650
Total debt	-	90,970	12	-	90,982

(1) See Table 5 for reconciliation of Net Income to Adjusted EBITDA

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

	Quarter ended
	December 31,	March 31,	June 30,	September 30,	December 31,
	2018**	2019	2019	2019	2019
US Telecom Operational Data:
Total Domestic Base Stations	1,045	1,046	1,048	1,048	1,043

International Telecom Operational Data:
Voice / Access lines*	171,100	171,200	171,200	170,200	167,300
High Speed Data Subscribers*	120,100	123,600	124,700	127,200	129,900
Video Subscribers	41,700	41,000	39,700	38,600	38,200
Wireless *	300,400	293,500	290,400	284,800	283,700

* Counts were adjusted for all periods presented based upon a change in methodology and process

**  For 2018 quarter, subscribers for voice, data and video in the U.S. Virgin Islands are included as active and in the subscriber count,

but many were not billed post-hurricane

12

Table 5

ATN International, Inc.

Reconciliation of Non-GAAP Measures

(In Thousands)

Reconciliation of Net Income to Adjusted EBITDA for the Three Months Ended December 31, 2019 and 2018

Three Months Ended December 31, 2019

	US Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total
Net income (loss)attributable to ATN International, Inc. stockholders					$(9,753)
Net income attributable to non-controlling interests, net of tax					4,116
Income tax expense					1,331
Other (income) expense, net					1,803
Interest expense, net					764
Operating income	$2,137	$11,119	$(6,492)	$(8,503)	$(1,739)
Depreciation and amortization	6,199	15,284	1,036	1,736	24,255
(Gain) Loss on disposition of assets	13	195	2,310	-	2,518
Impairment of intangible assets	-	-	3,279	-	3,279
Transaction-related charges	-	-	13	142	155
Adjusted EBITDA	$8,349	$26,598	$146	$(6,625)	$28,468

Three Months Ended December 31, 2018

	US Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total
Net Income (loss) attributable to ATN International, Inc. stockholders					$1,133
Net income attributable to non-controlling interests, net of tax					4,352
Income tax expense					5,851
Other expense, net					(1,841)
Interest expense, net					823
Operating income	$973	$7,572	$9,753	$(7,980)	$10,318
Depreciation and amortization	5,602	12,983	1,097	1,435	21,117
Restructuring charges	-	-	752	-	752
(Gain) loss on disposition of assets	(134)	5	(10,787)	-	(10,916)
Loss on damaged assets and other hurricane related charges, net of insurance recovery	-	85	-	-	85
Transaction-related charges	26	-	2,133	(159)	2,000
Adjusted EBITDA	$6,467	$20,645	$2,948	$(6,704)	$23,356

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments

13

Reconciliation of Net Income to Adjusted EBITDA for the Year Ended December 31, 2019 and 2018

Year Ended December 31, 2019

	US Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total
Net income (loss) attributable to ATN International, Inc. stockholders					$(10,806)
Net income attributable to non-controlling interests, net of tax					12,773
Income tax expense					4,105
Other (income) expense, net					4,558
Interest expense, net					2,747
Operating income	$8,064	$46,921	$(7,243)	$(34,365)	$13,377
Depreciation and amortization	23,119	55,993	3,305	6,708	89,125
(Gain) Loss on disposition of long-lived assets	176	181	2,484	-	2,841
Impairment of intangible assets	-	-	3,279	-	3,279
Transaction-related charges	-	-	13	231	244
Adjusted EBITDA	$31,359	$103,095	$1,838	$(27,426)	$108,866

Year Ended December 31, 2018

	US Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total
Net Income attributable to ATN International, Inc. stockholders					$19,815
Net income attributable to non-controlling interests, net of tax					15,057
Income tax expense					18,870
Other (income) expense, net					1,119
Interest expense, net					6,162
Operating income	$36,813	$45,022	$13,440	$(34,252)	$61,023
Depreciation and amortization	24,615	48,889	6,589	5,625	85,718
Restructuring charges	-	(236)	751	-	515
(Gain) Loss on disposition of long-lived assets	(17,188)	38	(9,275)	-	(26,425)
Loss on damaged assets and other hurricane related charges, net of insurance recovery	-	750	-	-	750
Transaction-related charges	436	-	2,133	73	2,642
Adjusted EBITDA	$44,676	$94,463	$13,638	$(28,554)	$124,223

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments

14